UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 5, 2008 (January 26, 2008)

PERICOM SEMICONDUCTOR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

0-27026	77-0254621
(Commission File Number)	(I.R.S. Employer Identification No.)

3545 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

(408) 435-0800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 31, 2008, Pericom Semiconductor Corporation (the “Company”) filed a Form 8-K (the “Original 8-K”) regarding the Cooperation Agreement, dated as of January 26, 2008, between the Company and the Jinan Hi-Tech Industries Development Zone Commission. This Amendment No. 1 on Form 8-K/A is being filed in order to file a translation of the Cooperation Agreement.

Item 1.01	Entry into a Material Definitive Agreement.

On January 26, 2008, the Company entered into a Cooperation Agreement with the Jinan Hi-Tech Industries Development Zone Commission (the “Commission”) in the People’s Republic of China (the “PRC”) for the Company’s investment in the Jinan Hi-Tech Industries Development Zone (the “Zone”) that is located in Shandong Province, PRC.

Under the Cooperation Agreement, the Company will, through a wholly-owned Hong Kong subsidiary, build a factory in the Zone for the development and manufacturing of frequency control products. It is expected that the Company’s total investment, over a period of years, will be an estimated $35,000,000 U.S. Dollars. The Company will acquire land use rights for 75 acres of land in the Zone and will construct a factory with an anticipated 13 surface mount device production lines.

In support of the Company’s investment, the Commission has agreed to assist the Company to acquire tax incentives and preferential policies to the maximum extent permitted under PRC national and provincial laws and regulations. The Commission also will provide financial support to the Company based on the Company’s achievement of specified milestones, such as the completion of the factory’s construction and achievement of certain sales volumes. The Commission has also agreed to assist the Company with obtaining various governmental approvals, such as those relating to the establishment of the subsidiary and the construction and operation of the subsidiary.

The Cooperation Agreement is in the Chinese language. An English translation of the agreement is attached as Exhibit 10.1 to this current report on Form 8-K/A. The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the English translation of it.

This Current Report on Form 8-K contains forward-looking statements as defined under the Securities Litigation Reform Act. Forward-looking statements in this Form 8-K include the statements regarding the dollar amount of the Company’s total investment. The Company’s actual results could differ materially from what is set forth in such forward-looking statements due to a variety of factors, including unexpected delays and unexpected costs with respect to building the factory in the Zone. Please also refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report for the fiscal year ended June 30, 2007 and the quarterly report on Form 10-Q for the quarter ended December 29, 2007. All forward-looking statements are made as of the date hereof, based on information available to the Company and the Company assumes no obligation to update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	English translation of Cooperation Agreement between Pericom Semiconductor Corporation and the Jinan Hi-Tech Industries Development Zone Commission dated as of January 26, 2008.*

*
Certain confidential portions of this exhibit have been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission (the “SEC”). Omissions are indicated by [*]. The omitted information has been filed separately with the SEC as part of the confidential treatment request. In the event that the SEC should deny such request in whole or in part, such exhibits or relevant portions thereof shall be filed by further amendment to the current report on Form 8-K filed on January 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERICOM SEMICONDUCTOR CORPORATION

By:	/s/ Angela Chen
Angela Chen Chief Financial Officer

Date: May 5, 2008